UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2011

MADISON BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-54081	27-2585073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8615 Ridgely’s Choice Drive, Suite 111, Baltimore, Maryland  21236
(Address of principal executive offices, including zip code)

(410) 529-7400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On November 14, 2011, the stockholders of Madison Bancorp, Inc. (the “Company”) approved the Madison Bancorp, Inc. 2011 Equity Incentive Plan (the “Plan”).  Employees, officers and directors of the Company or its affiliates are eligible to participate in the Plan.  The terms of the Plan were previously disclosed in, and a copy of the Plan was contained as an appendix to, the Company’s definitive proxy materials for the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on October 11, 2011.

Item 5.07   Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on November 14, 2011.  The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	The following individuals were elected as directors of the Company, to serve for three-year terms or until their successors are elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Frederick L. Berk	316,795	25,740	184,394
Michael P. Gavin	316,795	25,740	184,394
Brian D. Brunner	316,795	25,740	184,394

The following individual was elected as a director of the Company, to serve for a  two-year term or until her successor is elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Jaynee S. Agnone	316,795	25,740	184,394

2.	The Madison Bancorp, Inc. 2011 Equity Incentive Plan was duly approved by stockholders by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
312,468	27,327	2,740	184,394

3.
The appointment of Rowles & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012 was ratified by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
523,193	-0-	3,736	-0-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MADISON BANCORP, INC.

Date: November 16, 2011	By:	/s/ Michael P. Gavin
Michael P. Gavin
President and Chief Executive Officer